UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2018

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

On July 5, 2018 (the “Closing Date”), Dolphin Entertainment, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) together with Lois O’Neill and Charles Dougiello (collectively, the “Members”), The Door Marketing Group, LLC, a New York limited liability company (“The Door”), and Window Merger Sub, LLC, a New York limited liability company and wholly owned subsidiary of the Company (“Merger Sub”). On the Closing Date, The Door merged with and into Merger Sub, with Merger Sub surviving the merger (the “Merger”) and continuing as a wholly owned subsidiary of the Company. Upon consummation of the Merger, Merger Sub changed its name to The Door Marketing Group, LLC. The Door is an entertainment public relations agency, offering talent publicity, strategic communications and entertainment content marketing.

The total consideration payable to the Members in respect of the Merger is comprised of the following: (i) $2.0 million in shares of the Company’s common stock, par value $0.015 (the “Common Stock”), based on a price of $3.25 per share, (ii) $2.0 million in cash (as adjusted for certain working capital and closing adjustments and transaction expenses) and (iii) up to an additional $7.0 million of contingent consideration in a combination of cash and shares of Common Stock upon the achievement of specified financial performance targets over a four-year period as set forth in the Merger Agreement (the “Additional Consideration”). On the Closing Date, the Company issued to the Members an aggregate of $1.0 million in shares of Common Stock and paid the Members an aggregate of $1.0 million in cash (the “Initial Consideration”). Pursuant to the Merger Agreement, the Company has agreed to issue to the Members an additional $1.0 million in shares of Common Stock and pay to the Members $1.0 million in cash on January 2, 2019 (the “Post-Closing Consideration” and, together with the Initial Consideration and the Additional Consideration, the “Merger Consideration”). The Merger Agreement contains customary representations, warranties and covenants of the parties thereto.

Each of the Members has entered into a four-year employment agreement with The Door, pursuant to which each Member has agreed not to transfer any shares of Common Stock received as Merger Consideration (the “Share Consideration”) in the first year following the Closing Date, no more than 1/3 of such Share Consideration in the second year and no more than an additional 1/3 of such Share Consideration in the third year.

On the Closing Date, the Company entered into a registration rights agreement with the Members (the “Registration Rights Agreement”), pursuant to which the Members are entitled to rights with respect to the registration of the Share Consideration under the Securities Act of 1933, as amended (the “Securities Act”). All fees, costs and expenses of registrations under the Registration Rights Agreement will be borne by the Company, other than underwriting discounts and commissions. At any time after July 5, 2019, the Company will be required, upon the request of the Members holding at least a majority of the Share Consideration received by the Members, to file up to two registration statements on Form S-3 covering up to 25% of the Share Consideration.

The foregoing summaries of the Merger Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement and Registration Rights Agreement, which are filed as Exhibits 2.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

The Merger Agreement is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company, The Door or any other party to the Merger Agreement.  The representations, warranties and covenants contained in the Merger Agreement were made solely for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders.  Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, The Door, the Members or Merger Sub.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures, except to the extent required by law.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company offered and sold the Share Consideration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The Members represented to the Company that each was an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act. None of the Share Consideration has been registered under the Securities Act and comprises “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act.

Item 7.01

Regulation FD Disclosure.

On July 11, 2018, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act.

Item 8.01

Other Events

Risks Related to the Acquisition of The Door

The Company may not be able to successfully integrate The Door and other businesses that the Company may acquire in the future.

The Company’s ability to successfully implement its business plan and achieve targeted financial results is dependent in part on its ability to successfully integrate The Door and other businesses that the Company has acquired (such as 42West) and may acquire in the future.  The process of integrating The Door, and any other acquired businesses, involves risks.  These risks include, but are not limited to:

•	demands on management related to the increase in the size of the Company’s business;
•	diversion of management’s attention from the management of daily operations;
•	difficulties in the assimilation of different corporate cultures and business practices;
•	difficulties in conforming the acquired company’s accounting policies to the Company’s existing policies;
•

retaining employees who may be vital to the integration of departments, information technology systems, including accounting systems, technologies, books and records, and procedures, and maintaining uniform standards, such as internal accounting controls, procedures, and policies; and

•	costs and expenses associated with any undisclosed or potential liabilities.

Failure to successfully integrate The Door, or any other acquired businesses, may result in reduced levels of revenue, earnings, or operating efficiency than might have been achieved if the Company had not acquired such businesses.

In addition, the Company’s acquisition of The Door has resulted, and any future acquisitions could result, in the incurrence of additional debt and related interest expense, contingent liabilities, and amortization expenses related to intangible assets, which could have a material adverse effect on the Company’s financial condition, operating results, and cash flow.

The Company may not be able to achieve the benefits that the Company expect to realize as a result of the acquisition of The Door.  Failure to achieve such benefits could have an adverse effect on the Company’s financial condition and results of operations.

The Company may not be able to realize anticipated revenue enhancements or other synergies from the acquisition of The Door, either in the amount or within the time frame that the Company expect.  In addition, the costs of achieving these benefits may be higher than, and the timing may differ from, what the Company expects.  The Company’s ability to realize anticipated synergies and revenue enhancements may be affected by a number of factors, including, but not limited to, the following:

•	the use of more cash or other financial resources on integration and implementation activities than the Company expects; and
•	unanticipated increases in expenses unrelated to the acquisition of The Door, which may offset the expected benefits from the acquisition of The Door.

If the Company fails to realize anticipated cost savings, synergies, or revenue enhancements, the Company’s financial results may be adversely affected, and the Company may not generate the cash flow from operations that the Company anticipates.

The Door may have liabilities that are not known to the Company.

The Door may have liabilities that the Company failed, or was unable, to discover in the course of performing the Company’s due diligence investigations of The Door.  The Company cannot assure you that the indemnification available to it under the acquisition agreement in respect of the acquisition of The Door will be sufficient in amount, scope, or duration to fully offset the possible liabilities associated with The Door’s business or property that the Company assumed upon consummation of the acquisition.  The Company may learn additional information about The Door that materially adversely affects the Company, such as unknown or contingent liabilities and liabilities related to compliance with applicable laws.  Any such liabilities, individually or in the aggregate, could have a material adverse effect on the Company’s business, financial condition, and results of operation.

Item 9.01

Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited annual and unaudited interim financial statements required by this Item 9.01(a) are filed as Exhibit 99.2 and 99.3, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 9.01(a).

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated by reference in this Item 9.01(b).

(d) Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated July 5, 2018, by and among the Company, The Door, Merger Sub and the Members
4.1	Registration Rights Agreement, dated July 5, 2018, by and among the Company and the Members
23.1	Consent of BDO USA, LLP
99.1	Press Release dated July 11, 2018
99.2	Audited Financial Statements of The Door for the 12-month period ended December 31, 2017
99.3	Unaudited Interim Financial Statements of The Door for the 3-month period ended March 31, 2018
99.4	Unaudited Pro Forma Financial Information

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*

The schedules and exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: July 11, 2018	By:	/s/ Mirta A. Negrini
	Name:	Mirta A. Negrini
	Title:	Chief Financial and Operating Officer